Exhibit 32.2
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment to the Annual Report on Form 10-K/A of Adient plc for the year ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas G. Del Grosso, Chief Executive Officer of Adient plc, and Jeffrey M. Stafeil, as Chief Financial Officer of Adient plc, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adient plc.

Adient plc

Date:	June 25, 2021
		By:	/s/ Douglas G. Del Grosso
Douglas G. Del Grosso
President and Chief Executive Officer and a Director

Date:	June 25, 2021
		By:	/s/ Jeffrey M. Stafeil
Jeffrey M. Stafeil
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Adient plc and will be retained by Adient plc and furnished to the Securities and Exchange Commission or its staff upon request.